UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

August 24, 2009
Date of report (Date of earliest event reported)

VEMICS, INC.
 (Exact Name of Registrant as Specified in Its Charter)

Nevada	95-4696799
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

000-52765
(Commission File Number)

523 Avalon Gardens Drive, Nanuet, New York 10954
(Address of principal executive offices) (Zip Code)

(845) 371-7380
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to satisfy simultaneously the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Material Events

On August 24, 2009 Vemics iMedicor™ launched its initial pilot per it’s agreement with eRx Network,  dated November 30, 2007 and previously reported in Vemics, Inc. 2008 10-K.  After more than one year of developing the user interface integration between both companies the initial pilot project will offer a HIPAA compliant prescription renewal service to replace or supplement the current secure fax transmission service and will involve a mid-west pharmacy chain. The launch of the pilot represents the end result of a substantial investment in software, systems and operational development made by Vemics iMedicor™. As per the agreement between Vemics, Inc and eRx Network the service will be offered throughout the eRx network consisting of over 200,000 medical practices once the pilot is complete.

Item 9.01	Financial Statements and Exhibits

10.1	Agreement between Vemics Inc. and eRx Networks

SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vemics, Inc.

Date: August 25, 2009	By:	/s/ Fred Zolla
Name: Fred Zolla
Title: CEO